EXHIBIT 99.1

Arcturus Therapeutics Reports Fourth Quarter and Year End 2019 Financial Results

IND Filed for Flagship Program ARCT-810

Coronavirus Vaccine Program Initiated

Investor Conference Call at 4:30 pm ET Today

San Diego, Calif, March 11, 2020 – Arcturus Therapeutics (the “Company”, NASDAQ: ARCT), a leading messenger RNA medicines company focused on the discovery, development and commercialization of therapeutics for rare diseases and vaccines, today reported its financial results for the quarter and year ended December 31, 2019, and provided a corporate update.

Recent Highlights

•	Filed IND for ARCT-810 with the U.S. Food and Drug Administration (FDA)

•	Entered into fully funded collaboration to develop a vaccine for coronavirus (COVID-19) using Arcturus’ proprietary STARR (Self-Transcribing And Replicating RNA) Technology™

“In 2019, we made progress across all aspects of our business, and continued to establish Arcturus as one of the leaders in the development of mRNA medicines,” said Joseph E. Payne, President & CEO of Arcturus Therapeutics. “Today, we achieved one of our primary goals for 2020, by filing the Investigational New Drug (IND) application for ARCT-810, a potential treatment for ornithine transcarbamylase (OTC) deficiency.”

Payne added, “The World Health Organization hailed Singapore as an exemplar for other countries in dealing with the coronavirus, as such, the Arcturus team is honored to work with Duke-NUS as we develop a COVID-19 vaccine. The coronavirus vaccine is based on Arcturus’ STARR Technology™, and if successful, could be used to vaccinate millions of people.”

Financial Results for the Quarter and Year ended December 31, 2019

Revenues in conjunction with strategic alliances and collaborations: Arcturus’s primary source of revenues is currently from license fees and collaborative payments received from research and development arrangements with pharmaceutical and biotechnology partners. For the fourth quarter of 2019, the Company reported revenue of $3.0 million, compared with $7.6 million during fourth quarter of 2018. For the year ended December 31, 2019, Arcturus reported revenue of $20.8 million, compared with revenue of $15.8 million during the year ended December 31, 2018.

Operating expenses: Total operating expenses for the fourth quarter of 2019 were $13.8 million compared with $8.3 million for the same period of 2018. Total operating expenses for the year ended December 31, 2019 were $46.3 million compared with $37.6 million for year ended December 31, 2018.

Net Loss: For the fourth quarter ended December 31, 2019, Arcturus reported a net loss of approximately $11.0 million, or ($0.76) per basic and diluted share, compared with a net loss for the fourth quarter of 2018 of $1.0 million, or ($0.10) per basic and diluted share. For the year ended December 31, 2019, net loss was approximately $26.0 million, or ($2.15) per basic and diluted share, compared with a net loss for the year ended 2018 of $21.8 million, or ($2.16) per basic and diluted share.

Cash, cash equivalents, and investments: totaled $71.4 million as of December 31, 2019, compared to cash and cash equivalents of $36.7 million at December 31, 2018. Based on current projections, the Company’s current cash position is expected to be sufficient to support operations through the first quarter of 2021.

Conference Call

Wednesday March 11th @4:30 pm ET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13698836
Webcast:	http://public.viavid.com/index.php?id=137980

About Arcturus Therapeutics

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is an RNA medicines company with enabling technologies – LUNAR® lipid-mediated delivery, Unlocked Nucleomonomer Analog (UNA) chemistry, STARR Technology™ – and mRNA drug substance along with drug product manufacturing. Arcturus’ diverse pipeline of RNA therapeutics includes programs to potentially treat Ornithine Transcarbamylase (OTC) Deficiency, Cystic Fibrosis, Coronavirus (COVID-19), Glycogen Storage Disease Type 3, Hepatitis B, and non-alcoholic steatohepatitis (NASH). Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA, replicon RNA, antisense RNA, microRNA, DNA, and gene editing therapeutics. Arcturus’ technologies are covered by its extensive patent portfolio (182 patents and patent applications, issued in the U.S., Europe, Japan, China and other countries). Arcturus’ commitment to the development of novel RNA therapeutics has led to collaborations with Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, Ultragenyx Pharmaceutical, Inc., Takeda Pharmaceutical Company Limited, CureVac AG, Synthetic Genomics Inc., Duke-NUS, and the Cystic Fibrosis Foundation. For more information visit www.Arcturusrx.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding strategy, future operations, collaborations, the likelihood of success of the Company’s Coronavirus (COVID-19) vaccine or other products, the IND application, the status of preclinical and clinical development programs, the planned initiation of clinical trials and our current cash position and expected cash burn are forward-looking statements. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading “Risk Factors” in Arcturus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019 and in subsequent filings with, or submissions to, the SEC. We intend to file the December 31, 2019 Annual Report on Form 10-K on Friday March 13, 2020. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward- looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contact

Arcturus Therapeutics

Neda Safarzadeh
(858) 900-2682
IR@ArcturusRx.com

LifeSci Advisors LLC

Michael Wood

(646) 597-6983

mwood@lifesciadvisors.com

ARCTURUS THERAPEUTICS HOLDINGS INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value information)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$71,353	$36,709
Accounts receivable	2,179	4,481
Prepaid expenses and other current assets	758	638
Total current assets	74,290	41,828
Property and equipment, net	2,349	1,975
Operating lease right-of-use asset, net	5,134	—
Equity-method investment	263	288
Non-current restricted cash	107	107
Total assets	$82,143	$44,198
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,793	$2,398
Accrued liabilities	7,134	3,907
Deferred revenue	8,397	6,272
Total current liabilities	21,324	12,577
Deferred revenue, net of current portion	15,182	7,534
Long-term debt	14,995	9,911
Operating lease liability, net of current portion	4,850	—
Deferred rent	—	534
Total liabilities	56,351	30,556
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock: $0.001 par value; 30,000 shares authorized; 15,138 issued and outstanding at December 31, 2019; NIS 0.07 par value; 30,000 shares authorized, 10,762 issued, 10,719 outstanding and 43 held in treasury at December 31, 2018;	15	214
Additional paid-in capital	97,445	58,302
Accumulated deficit	(71,668)	(44,874)
Total stockholders’ equity	25,792	13,642
Total liabilities and stockholders’ equity	$82,143	$44,198

ARCTURUS THERAPEUTICS HOLDINGS INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Collaboration revenue	$2,968	$7,577	$20,789	$15,753
Operating expenses:
Research and development, net	11,994	4,847	33,640	16,982
General and administrative	1,791	3,440	12,662	20,582
Total operating expenses	13,785	8,287	46,302	37,564
Loss from operations	(10,817)	(710)	(25,513)	(21,811)
Loss from equity-method investment	(47)	(255)	(32)	(302)
Finance (expense) income, net	(125)	(46)	(446)	328
Net loss	(10,989)	(1,011)	(25,991)	(21,785)
Net loss per share, basic and diluted	$(0.76)	$(0.10)	$(2.15)	$(2.16)
Weighted-average shares outstanding, basic and diluted	14,505	10,095	12,069	10,069
Comprehensive loss:
Net loss	$(10,989)	$(1,011)	$(25,991)	$(21,785)
Unrealized gain (loss) on short-term investments	—	(4)	—	3
Comprehensive loss	$(10,989)	$(1,015)	$(25,991)	$(21,782)